Exhibit 99.2

IBM 4Q 2019 Earnings Non-GAAP Supplemental Material Jan 21, 2020 ibm.com/investor 1

2 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share – FY 2020 Expectations Full Year 2020 Expectations GAAP Diluted EPS Operating EPS (Non-GAAP) at least $10.57 at least $13.35 Adjustments Acquisition-Related Charges* Non-Operating Retirement-Related Items Tax Reform Enactment Impacts $1.70 $1.02 $0.06 *Includes acquisitions as of December 31, 2019 The above reconciles the Non-GAAP financial information contained in the “Summary” and “4Q19 Prepared Remarks” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated January 21, 2020 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

3 Non-GAAP Supplemental Materials Reconciliation of Revenue Performance - 4Q 2019 4Q19 Yr/Yr 4Q19 Yr/Yr GAAP @CC GAAP @CC Global Technology Services Infrastructure & Cloud Services Technology Support Services Cloud Systems Systems Hardware IBM Z Power Storage Operating Systems Software Cloud Global Financing (5%) (5%) (3%) 12% 16% 18% 62% (24%) 3% 8% 21% (25%) (4%) (5%) (2%) 13% 16% 18% 63% (23%) 3% 8% 21% (25%) Cloud & Cognitive Software Cognitive Applications Cloud & Data Platforms Transaction Processing Platforms Cloud Global Business Services Consulting Global Process Services Application Management Cloud 9% 1% 19% 3% 78% (1%) 4% (11%) (3%) 3% 9% 1% 20% 4% 78% Flat 4% (10%) (3%) 4% The above reconciles the Non-GAAP financial information contained in the “Key Financial Metrics”, “Cloud & Cognitive Software Segment”, “Global Business Services Segment”, “Global Technology Services Segment”, “Systems Segment”, “Additional Revenue Information”, “Additional Revenue, Gross Profit & Backlog Information”, and “4Q19 Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Fo rm 8-K dated January 21, 2020 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

4 Non-GAAP Supplemental Materials Reconciliation of Revenue Performance - 4Q & FY 2019 The above reconciles the Non-GAAP financial information contained in the “Overview”, “Key Financial Metrics”, “Additional Revenue Information” and “4Q19 Prepared Remarks” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated January 21, 2020 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 4Q19 Yr/Yr GAAPDivest impact Currency impact Adjusted FY19 Yr/Yr GAAPDivest impact Currency impact Adjusted Total Revenue 0.1% 2 pts1 pts2.8% (3.1%) 1 pts 2 pts 0.2% Americas 2% 3 pts 0 pts 6% Europe/ME/Africa Flat 2 pts 2 pts 4% Asia Pacific (5%) 1 pts (1 pts) (6%) Total Cloud 21% 2 pts 1 pts 23% (2%) 2 pts 1 pts 1% (4%) 1 pts 5 pts 1% (4%) 1 pts 1 pts (2%) 11% 1 pts 2 pts 14%

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Non-GAAP Supplemental Materials

Reconciliation of Revenue for Red Hat, Normalized - 4Q 2019

	Three Months Ended			
Red Hat Revenue, Normalized for Historical Comparability	**Dec 31 2019**	**Dec 31 2018**	**Yr/Yr**	**Yr/Yr@CC**
Red Hat revenue as reported in IBM consolidated results (1)	**$573**	**$ -**		
Add: Red Hat revenue prior to acquisition (2)	-	863		
Add: Purchase accounting deferred revenue and intercompany adjustments (3)	493	-		
Red Hat revenue normalized for historical comparability (non-GAAP)	**$1,066**	**$863**	**24%**	**24%**

(1) Represents GAAP Revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2) Red Hat revenue for the three months ended December 31, 2018 represents pre-acquisition Red Hat standalone revenue and is included for comparative purposes.

(3) Represents the fourth-quarter 2019 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.

The above reconciles the Non-GAAP financial information contained in the "Hybrid Cloud and Red Hat Update" and "4Q19 Prepared Remarks" discussions in the company's earnings presentation. See Exhibit 99.2 included in the company's Form 8-K dated January 21, 2020 for additional information on the use of these Non-GAAP financial measures.

Supplemental Materials

IBM

6 Non-GAAP Supplemental Materials Reconciliation of Expense Summary - 4Q & FY 2019 The above reconciles the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated January 21, 2020 for additional information on the use of these Non-GAAP financial measures. *Represents the percentage change after excluding the impact of currency, acquisitions and divestitures. Supplemental Materials 4Q19 Non-GAAPOperating GAAPAdjustments(Non-GAAP) FY19 Non-GAAPOperating GAAPAdjustments(Non-GAAP) SG&A Currency 1 pts 0 pts 1 pts Acquisitions/Divestitures(14 pts) 6 pts (8 pts) Base*(2 pts) (2 pts) (4 pts) RD&E Currency 0 pts 0 pts 0 pts Acquisitions/Divestitures(15 pts) 2 pts (14 pts) Base*(2 pts) (2 pts) (4 pts) Operating Expense & Other Income Currency(1 pts) 0 pts (1 pts) Acquisitions/Divestitures(15 pts) 5 pts (10 pts) Base*2 pts (6 pts) (4 pts) 2 pts 0 pts 2 pts (7 pts) 3 pts (4 pts) (1 pts) 0 pts (1 pts) 1 pts 0 pts 1 pts (7 pts) 1 pts (6 pts) (6 pts) 0 pts (5 pts) 3 pts 0 pts 3 pts (7 pts) 3 pts (4 pts) 1 pts (4 pts) (3 pts)

7 Non-GAAP Supplemental Materials Reconciliation of Tax Rate - FY 2020 Expectations Operating (Non-GAAP) Tax Rate Expectation GAAP Full-Year 2020* 3-6% 7-9% *includes estimate of discrete tax events for the year; actual events will be recorded as they occur The above reconciles the Non-GAAP financial information contained in the “4Q Prepared Remarks” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8-K dated January 21, 2020 for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

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